                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No._____)

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             GLACIER BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 12a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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

                              GLACIER BANCORP, INC.
                                 49 COMMONS LOOP
                            KALISPELL, MONTANA 59901

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 25, 2001
                            9:00 A.M., MOUNTAIN TIME


To the Shareholders of Glacier Bancorp, Inc:

        We invite you to attend the 2001 Annual Shareholders Meeting of Glacier Bancorp, Inc. at the Winchester Room of the Outlaw Inn, 1701 Highway 93 South, Kalispell, Montana, at 9:00 a.m. local time. The meeting's purpose is to vote on the following proposal, together with any other business that may properly come before the meeting:

        1. ELECT DIRECTORS. The Board has nominated for election current directors Allen J. Fetscher, John S. MacMillan, F. Charles Mercord and Ralph K. Holliday, for three-year terms.

        If you were a shareholder of record on March 6, 2001, you may vote on the proposal at the Annual Meeting in person or by proxy. We encourage you to promptly complete and return the enclosed proxy card, in order to ensure that your shares will be represented and voted at the meeting in accordance with your instructions. If you attend the meeting in person, you may withdraw your proxy and vote your shares.

        Further information regarding voting rights and the business to be transacted at the Annual Meeting is included in the accompanying Proxy Statement. The directors, officers, and personnel who serve you genuinely appreciate your continued interest as a shareholder in the affairs of the Company and in its growth and development.



March 27, 2001                              BY ORDER OF THE BOARD OF DIRECTORS



                                            James H. Strosahl, Secretary



================================================================================

                             YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, please sign and date your Proxy Card and return it in the enclosed postage prepaid envelope. You do not need to retain the proxy in order to be admitted to the Annual Meeting. If you attend the Annual Meeting, you may vote either in person or by proxy. You may revoke any proxy that you have given either in writing or in person at any time prior to the proxy's exercise.

================================================================================

                              GLACIER BANCORP, INC.
                                 49 COMMONS LOOP
                            KALISPELL, MONTANA 59901
                                 (406) 756-4200

                                 PROXY STATEMENT

        MEETING INFORMATION. This Proxy Statement and the accompanying Proxy are being sent to shareholders on or about March 30, 2001, for use in connection with the Annual Meeting of Shareholders of Glacier Bancorp, Inc. (the "Company") to be held on Wednesday, April 25, 2001. In this Proxy Statement, the term "we" and "us" refers to Glacier Bancorp, Inc.

        SOLICITATION OF PROXIES. The Board of Directors is soliciting shareholder proxies, and we will pay the associated costs. Solicitation may be made by our directors and officers and by our subsidiaries:

        -  Glacier Bank
        -  Glacier Bank of Whitefish
        -  Glacier Bank of Eureka
        -  First Security Bank of Missoula
        -  Valley Bank of Helena
        -  Big Sky Western Bank
        -  Mountain West Bank
        -  Western Security Bank

        In addition, we may engage an outside proxy solicitation firm to render proxy solicitation services. If we do, we will pay a fee for such services. Solicitation may be made through the mail, or by telephone, facsimile, or personal interview.

        RECORD DATE. If you were a shareholder on March 6, 2001, you are entitled to vote at the Annual Meeting. There were approximately 16,057,719 shares of common stock outstanding on the Record Date.

        QUORUM. At least a majority of the shares entitled to vote at the Annual Meeting constitutes a quorum. Abstentions will be counted as shares present and entitled to vote for purposes of determining the presence of a quorum. Broker non-votes will not be considered shares present and will not be included in determining whether a quorum is present.

        VOTING ON MATTERS PRESENTED. The four nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election. Shareholders of record will be entitled to one vote per share on any matter that may properly come before the Annual Meeting.

        VOTING OF PROXIES. Shares represented by properly executed proxies that are received in time and not revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, the persons named in the proxy will vote the shares represented by the proxy FOR the four nominees listed in this Proxy Statement unless otherwise directed. Any proxy given by a shareholder may be revoked before its exercise by (1) giving notice to us in writing, (2) delivery to us of a subsequently dated proxy, or
(3) notifying us at the Annual Meeting before the shareholder vote is taken. The shares represented by properly executed, unrevoked proxies will be voted in accordance with the specifications in the Proxy.

        VOTING OF PROXIES BY BENEFICIAL HOLDER. If your shares are held by a bank, broker or other holder of record you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If you want to attend the shareholder meeting and vote in person, you will need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 6, 2001, the record date.

        RECENT DEVELOPMENTS - ACQUISITION OF WESTERN SECURITY BANK. Effective February 28, 2001, the Company merged with WesterFed Financial Corporation ("WesterFed"), and Western Security Bank, which had been a WesterFed subsidiary, became a wholly owned subsidiary of the Company. Former shareholders of WesterFed who became shareholders of the Company as a result of the merger are eligible to vote at the 2001 Annual Meeting of Shareholders.


                             BUSINESS OF THE MEETING

        There is only one matter being presented for consideration by our shareholders at the Annual Meeting - the election of directors.


                              ELECTION OF DIRECTORS

GENERAL

        Our Certificate of Incorporation allows the Board to set the number of directors on the Board within a range of seven to 12. The Articles also authorize the Board to fill vacancies that occur on the Board. The Board has set the number of directors at 11.

        Directors are elected for terms of three years or until their successors are elected and qualified. The Certificate of Incorporation provides for staggered terms, with approximately one-third of the directors elected each year.

        The Board has nominated Allen J. Fetscher, John S. MacMillan, F. Charles Mercord, and Ralph K. Holliday for election as directors for three-year terms to expire in the year 2004. Each of the nominees is currently a director. Mr. Holliday was appointed as a director at the time of our merger with WesterFed Financial Corporation and is up for reelection at the Annual Meeting. If any of the nominees should refuse or become unable to serve, your proxy will be voted for the person the Board designates to replace that nominee.

        Other nominations for director, if any, may be made only in accordance with the prior notice provisions contained in our Bylaws. These notice provisions require that a shareholder provide us with written notice at least 60 days before the anniversary date of the mailing of proxy materials for the immediately preceding annual meeting. Our Bylaws also set forth the information that must be contained in any such notice of nomination.

                    INFORMATION WITH RESPECT TO NOMINEES AND
                         DIRECTORS WHOSE TERMS CONTINUE

        The following tables set forth certain information with respect to the director nominees and the other continuing directors, including the number of shares beneficially held by each. Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or executive officer can vote or transfer and stock options that are exercisable currently or become exercisable within 60 days. Except as noted below, each holder has sole voting and investment power for all shares shown as beneficially owned. Where beneficial ownership was less than one percent of all outstanding shares, the percentage is not reflected in the table.

                                                                             AMOUNT AND NATURE OF
                      AGE AS OF                                              BENEFICIAL OWNERSHIP
                     JANUARY 15,                        DIRECTOR     TERM    OF COMMON STOCK AS OF
NAME                    2001      POSITION                SINCE     EXPIRES  JANUARY 12, 2001(1)
----                 -----------  --------              ---------   -------  ---------------------
NOMINEES FOR DIRECTOR
---------------------

Allen J. Fetscher        55       Director, Chairman       1996      2004     186,021 (1.62%)(2)
                                  of First  Security
                                  Bank of Missoula

Ralph K. Holliday        59       Director,                2001      2004           0(3)
                                  President/CEO of
                                  Western Security
                                  Bank

John S. MacMillan        64       Chairman                 1977      2004     199,617 (1.74%)(4)

F. Charles Mercord       69       Director                 1975      2004     167,551 (1.46%)(5)

CONTINUING DIRECTORS
--------------------

Michael J. Blodnick      48       Director, President      1993      2002     141,434 (1.24%)(6)
                                  and CEO

William L. Bouchee       59       Director,                1996      2003     200,353 (1.75%)(7)
                                  Director/President/CEO
                                  of First Security
                                  Bank of Missoula

Fred J. Flanders         64       Director, Chairman       1998      2002      22,612 (0.20%)(8)
                                  of Valley Bank

Jon W. Hippler           56       Director,                2000      2003      40,843 (0.36%)(9)
                                  Director/President/CEO
                                  of Mountain West Bank

L. Peter Larson          62       Director,                1985      2003     321,192 (2.81%)(10)
                                  Director of Glacier
                                  Bank of Eureka

Everit A. Sliter         62       Director,                1973      2003     181,235 (1.58%)(11)
                                  Director of Glacier
                                  Bank

Harold A. Tutvedt        71       Director                 1983      2002     136,610 (1.19%)(12)

(1) Share amounts have been adjusted to reflect all stock splits and stock dividends on Glacier stock.

(2) Includes 44,488 shares owned by Mr. Fetscher's wife; 38,700 considered beneficially held as Trustee for shares held in a trust for the benefit of Mr. Fetscher's children; 51,452 held by a family corporation, of which Mr. Fetscher is a principal; 700 held by Mr. Fetcher's SEP IRA; and 8,855 shares which could be acquired within 60 days by the exercise of stock options.

(3) Does not include shares to which Mr. Holliday became a beneficial owner on February 28, 2001, as a result of the Western Security Bank transaction, including 60,000 shares which could be acquired within 60 days by the exercise of options.

(4) Includes 31,831 shares owned jointly with Mr. MacMillan's wife; 40,722 owned by Mr. MacMillan's wife; 2,934 shares held in an IRA account for the benefit of Mr. MacMillan; 5,131 shares held in an IRA account for the benefit of Mr. MacMillan's wife, 298 shares held in a family partnership; and 2,200 shares which could be acquired within 60 days by the exercise of stock options.

(5) Includes 116,731 shares held in an IRA for the benefit of Mr. Mercord; 19,257 shares owned by Mr. Mercord's wife; 5,896 shares held in an IRA account for the benefit of Mr. Mercord's wife; 203 shares held in a family partnership; and 6,592 shares which could be acquired within 60 days by the exercise of stock options.

(6) Includes 55,883 shares held jointly with Mr. Blodnick's wife; 35,937 shares owned by Mr. Blodnick's wife; 1,601 shares which Mr. Blodnick is custodian for his children; 10,110 shares held for Mr. Blodnick's account in the Company's Pension and Profit Sharing Plans; 10,397 shares held in an IRA account for the benefit of Mr. Blodnick's wife; 513 held in a family partnership; and 26,993 shares which could be acquired within 60 days by the exercise of stock options.

(7) Includes 26,993 shares which could be acquired by Mr. Bouchee within 60 days by the exercise of stock options.

(8) Includes 15,173 shares held in an IRA Account for the benefit of Mr. Flanders; and 4,840 shares which could be acquired within 60 days by the exercise of options.

(9) Includes 3,625 shares in an IRA for the benefit of Mr. Hippler and 27,718 shares which could be acquired within 60 days by the exercise of options.

(10) Includes 318,992 shares held in a living trust for the benefit of Mr. Larson; and 2,200 shares which could be acquired within 60 days by the exercise of stock options.

(11) Includes 40,955 shares held jointly with Mr. Sliter's wife; 44,562 shares owned by Mr. Sliter's wife; 50,968 shares held in an IRA account for the benefit of Mr. Sliter; 16,965 shares held in an IRA account for the benefit of Mr. Sliter's wife; 6,889 shares held in a simplified employee pension plan; 977 shares held in a savings retirement account; 1,017 shares held in a family partnership; and 6,592 shares which could be acquired within 60 days by the exercise of stock options.

(12) Includes 112,933 shares owned jointly with Mr. Tutvedt's wife, 9,474 shares owned jointly by Mr. Tutvedt's wife and daughter; 3,776 shares held in an IRA account for the benefit of Mr. Tutvedt; 3,835 shares held in an IRA account for the benefit of Mr. Tutvedt's wife; and 6,592 shares which could be acquired within 60 days by the exercise of stock options.

BACKGROUND OF DIRECTORS

        MICHAEL J. BLODNICK was appointed President and Chief Executive Officer of the Company in July 1998. Prior to that time, he served as the Executive Vice President and Secretary of the Company since 1994 and 1993, respectively. Mr. Blodnick is also the Chief Executive Officer of Glacier Bank, and Executive Vice President of Glacier Bank of Eureka and Glacier Bank of Whitefish, and serves as a director of Glacier Bank, First Security Bank, Valley Bank, Big Sky Western Bank, Mountain West Bank and Western Security Bank. Mr. Blodnick has been employed by Glacier Bank since 1978.

        WILLIAM L. BOUCHEE has served as the President and Chief Executive Officer of First Security Bank since 1991. Mr. Bouchee is also a director of First Security Bank and has served on the Board of Directors of the Company since 1996.

        ALLEN J. FETSCHER was appointed to the Board of Directors of the Company in December 1996. Mr. Fetscher also serves as the Chairman of First Security Bank. Mr. Fetscher is the President of Fetscher's Inc. He is also the Vice President of American Public Land Exchange Co., Inc. and the owner of Associated Agency, a company involved in real estate.

        FRED J. FLANDERS was appointed to the Board of Directors in August 1998 in connection with the acquisition of Valley Bank. Mr. Flanders is the Chairman of the Board of Valley Bank, and served as the President of Valley Bank from 1992 to 1998. Mr. Flanders also serves as a director of Big Sky Western Bank.

        JON W. HIPPLER has been the President and CEO of Mountain West Bank since its formation in 1993. Mr. Hippler became a director of the Company as a result of the Company's acquisition of Mountain West Bank in February 2000.

        RALPH K. HOLLIDAY was appointed to the Board of Directors on February 28, 2001 in connection with the acquisition of Western Security Bank through merger with its parent company, WesterFed Financial Corporation. Mr. Holliday has been the President and CEO of Western Security Bank since April 1999, and was the President and CEO of WesterFed Financial Corporation. He was previously regional Vice Chairman of Key Bank N.A. He also served as President and COO of Key Bank of Washington from 1993 to August 1996.

        L. PETER LARSON has been the President and CEO of American Timber Company since 1978 and also serves as a director of Glacier Bank of Eureka. Mr. Larson also serves as a director of Semitool, Inc. Mr. Larson is the President and CEO of L. Peter Larson Co. and Glacier Gold Compost, and has served as a director of the Company and/or Glacier Bank since 1985.

        JOHN S. MACMILLAN joined the Bank in 1967 and has been a director of the Company and/or Glacier Bank since 1977. Mr. MacMillan held the position of Executive Vice President of Glacier Bank from 1979 to 1989 and President and Chief Operating Officer of the Company and Glacier Bank from 1989 to 1992. From 1992 to July 1998, Mr. MacMillan served as President, Chief Executive Officer and Chairman of the Company. In July 1998, Mr. MacMillan retired as President and Chief Executive Officer of the Company, and retired as a director of First Security Bank and Valley Bank on December 31, 1999. Mr. MacMillan continues to serve as the Chairman of the Company, as well as Chairman of Glacier Bank, Glacier Bank of Whitefish and Glacier Bank of Eureka.

        F. CHARLES MERCORD joined Glacier Bank in 1961. He served as President and Managing Officer of the Bank from 1977 to 1989 and as Chairman and Chief Executive Officer of Glacier Bank from 1989 until 1992. Mr. Mercord also served as Chairman and Chief Executive Officer of the Company from 1990 until 1992, and has been a director of the Company and/or Glacier Bank since 1975.

        EVERIT A. SLITER has been a partner of Jordahl & Sliter, a certified public accounting firm since 1965 and has served as a director of the Company and/or Glacier Bank since 1973.

        HAROLD A. TUTVEDT is the owner of Harold Tutvedt Farm and has served as a director of the Company and/or Glacier Bank since 1983.


                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors met 21 times during the fiscal year. In addition to meetings of the full Board, directors attended meetings of Board committees. The Board of Directors has established, among others, an Audit Committee and a Compensation Committee. Each director attended at least 75% of the meetings of the Board and of the committees on which he served. The following table shows the membership of the various committees during the fiscal year.

COMMITTEE MEMBERSHIP

       ---------------------------------------------------------------------------
                    NAME                       AUDIT             COMPENSATION
       ---------------------------------------------------------------------------
       Allen J. Fetscher                        [X]                    [X]
       ---------------------------------------------------------------------------
       Fred J. Flanders                         [ ]                    [X]
       ---------------------------------------------------------------------------
       L. Peter Larson                          [X]                    [X]
       ---------------------------------------------------------------------------
       John S. MacMillan                        [X]                    [X]
       ---------------------------------------------------------------------------
       F. Charles Mercord                       [X]                    [X]
       ---------------------------------------------------------------------------
       Everit A. Sliter                         [X]*                   [X]
       ---------------------------------------------------------------------------
       Harold A. Tutvedt                        [X]                    [X]*
       ---------------------------------------------------------------------------

*Chairman

        Audit Committee. The Audit Committee is composed of six independent directors (as defined by the Nasdaq listing standards) and operates under a formal written charter adopted by the Board of Directors (see Appendix A to the Proxy Statement). The main function of the Audit Committee includes reviewing the plan, scope, and audit results of the independent auditors, as well as reviewing and approving the services of the independent auditors. The Audit Committee reviews or causes to be reviewed the reports of bank regulatory authorities and reports its conclusions to the Board. The Audit Committee also reviews procedures with respect to our records and its business practices, and reviews the adequacy and implementation of the internal auditing, accounting and financial controls. Management is responsible for our internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The committee's responsibly is to monitor and oversee this process. The Committee held 12 meetings during the year.

        Compensation Committee. The Compensation Committee met one time for the purposes of reviewing salary and incentive compensation for the Chief Executive Officer and certain other executive officers, and reviewing and recommending to the full Board stock option grants for executive officers.

COMPENSATION OF DIRECTORS

        Directors who are Company employees receive no fees for their services as directors. Non-employee "outside" directors receive annual retainers as members of the Board. Each non-employee director receives $1,350 per month as a director of the Company, except that Messrs. Sliter and Larson were paid $2,426 and $1,776, respectively, for additional services performed. Mr. MacMillan, as Chairman of the Board, earned $3,589 per month.

        A similar program for directors of the Company's subsidiary banks has been established which is commensurate with the size of the institution and the procedures of its peer and affiliate banks.


DIRECTORS' STOCK OPTION PLAN

        In 1994, the Board of Directors and shareholders of the Company adopted the 1994 Directors' Stock Option Plan ("DSOP") for outside directors. Under the DSOP, 50,000 shares of common stock were reserved for issuance upon the exercise of nonqualified stock options granted to non-employee directors of the Company and each of the Company's subsidiary banks, subject to adjustment for any future stock split, stock dividend or other change in the capitalization of the Company.

        Under the DSOP, directors of the Company and its subsidiary banks were each initially granted options to purchase shares of common stock at a price equal to the fair market value of the common stock on the date of grant as follows: 7,000 shares to each director of the Company; 1,500 shares to the directors of Glacier Bank of Whitefish and Glacier Bank of Eureka; and 1,000 shares to directors of First Security Bank of Missoula, Valley Bank of Helena, Big Sky Western Bank, and Mountain West Bank. Each option granted under the DSOP expires upon the earlier of five years following the date of grant or three years following the date the optionee ceases to be a director, except in the event of death, in which case the period is one year from the date of death.

        At the 1999 Annual Meeting, the shareholders approved amendments to the DSOP, increasing the number of shares available to the DSOP by 100,000, to a total of 190,750, and extending the term of the DSOP to 15 years. In 2000, options to purchase 16,500 shares of the Company's common stock at $13.80 per share were granted to each non-employee director, and 24,230 shares were issued pursuant to the exercise of options. As of December 31, 2000, 6,895 options remain available for further grants.

        Hippler Employment Agreement. Effective February 4, 2000, the Company and Mountain West Bank entered into a three-year employment agreement with Jon
W. Hippler, as President of Mountain West Bank, that provides for severance benefits payable to Mr. Hippler if he should be improperly terminated or voluntarily terminates his employment for good reason following a change in control. In the event of termination after a change in control, as defined in the agreement, Mr. Hippler would be entitled to receive an amount equal to one year's annual compensation, plus benefits. In addition, upon termination with Mountain West Bank, Mr. Hippler is prohibited from competing with the Company or Mountain West Bank for a period of two years from termination (up to three years from the effective date of the acquisition of Mountain West Bank).

        Holliday Employment Agreement. Effective February 28, 2001, the Company and Western Security Bank entered into a one-year employment agreement, which may be extended by the Company for an additional six months, with Ralph K. Holliday, as President and Chief Executive Officer of Western Security Bank. The agreement acknowledges that due to the merger of the Company and WesterFed Financial Corporation, Mr. Holliday is entitled to receive a change of control payment in lump sum payment in the amount of $717,000, subject to certain limitations. The Company agrees to pay

Mr. Holliday the change of control payment on the earlier of February 28, 2002 or the date of his termination of employment.

        In addition, upon termination with Western Security Bank, Mr. Holliday is prohibited from competing with the Company or its bank subsidiaries in Montana for a period of one year following his termination of employment. As consideration for his promise not to compete, the Company will pay Mr. Holliday a single payment on the date of his termination of employment. The amount of the payment would be: $1,000 if Mr. Holliday voluntarily terminates his employment without good reason; no payment if he dies while employed or his employment is terminated due to disability or for cause; and if he terminates his employment with good reason, or his employment is terminated other than due to death or disability or for cause, the payment would be $24,000 if his employment terminates before April 19, 2001; $30,000 if his employment terminates on or after April 19, 2001 but before April 19, 2002; or $1,000 if his employment terminates on or after April 19, 2002.


                             EXECUTIVE COMPENSATION

        The following table summarizes the compensation awarded or paid to the Chief Executive Officer and to the three most highly compensated executive officers of Glacier Bancorp, Inc. and its subsidiaries, whose total compensation during the last fiscal year exceeded $100,000.


                           SUMMARY COMPENSATION TABLE

========================================================================================================
                                         Annual Compensation               Long Term
                                                                         Compensation
                                 ------------------------------------- ---------- -------
                                                                        Awards    Payouts
                                                                       ---------- -------
                                                                       Securities
Name and                                                Other Annual   Underlying LTIP      All Other
Principal Position        Year    Salary      Bonus     Compensation    Options   Payouts Compensation
                                   (1)         (2)           (3)          (4)                (5)(6)
--------------------------------------------------------------------------------------------------------
Michael J. Blodnick       2000   $169,547   $40,000           $0        $2,915      $0      $24,523
  President and Chief     1999    168,040    40,000            0         6,601       0       24,352
  Executive Officer       1998    171,346    50,000            0         6,985       0       36,244
--------------------------------------------------------------------------------------------------------
William L. Bouchee        2000    136,453    23,076            0         2,915       0       21,843
  President, First        1999    132,020    22,831            0         6,601       0       23,730
  Security Bank           1998    132,378    21,437            0         6,985       0       24,153
--------------------------------------------------------------------------------------------------------
James H. Strosahl         2000    116,285    30,000            0         2,915       0       20,915
  Executive Vice          1999    108,000    30,000            0         6,601       0       20,929
  President, Chief        1998     84,248    30,000            0         4,656       0       17,878
  Financial Officer,
  Treasurer and Secretary
========================================================================================================

---------------

(1) Includes a reduction of ($5,453) and ($3,715) deferred (and earnings or losses on amounts previously deferred) by Messrs. Blodnick and Strosahl, respectively, pursuant to the Company's Deferred Compensation Plan.

(2) Includes $8,000 and $7,500 deferred by Messrs. Blodnick and Strosahl, respectively.

(3) Does not include amounts attributable to miscellaneous benefits received by executive officers, including the use of Company-owned automobiles and the payment of certain club dues. In the opinion of management of the Company the costs to the Company of providing such benefits to any individual executive officer during the year ended December 31, 2000 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(4) Includes awards granted pursuant to the Company's Incentive Stock Option Plans. Amounts have been adjusted to reflect all stock splits and stock dividends on Glacier stock.

(5) Includes amounts allocated or paid by the Company during the year ended December 31, 2000 on behalf of Messrs. Blodnick, Bouchee, and Strosahl pursuant to the Company's noncontributory defined contribution "Money Purchase" Pension Plan, 401(k) Profit Sharing and SERP in the amounts of $24,073, $21,121, and $20,214, respectively.

(6) Includes life insurance premiums paid by the Company during the year ended December 31, 2000 on behalf of Messrs. Blodnick, Bouchee, and Strosahl in the amounts of $450, $722, and $701, respectively.

STOCK OPTIONS

        Option Grants. The following table sets forth certain information concerning individual grants of stock options under the stock option plans to the named executive officers during the year ended December 31, 2000.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

=================================================================================================
                                                                         Potential Realizable
                                                                                 Value
                                                                        at Assumed Annual Rates
                          Individual Grants                                 of Stock Price
                                                                             Appreciation
                                                                          for Option Term(1)
----------------------------------------------------------------------- -------------------------
                       Number of
                      Securities      % of Total
                      Underlying       Options
                        Options        Granted     Exercise  Expiration
       Name           Granted (2)    to Employees  Price(3)    Date         5%           10%
-------------------------------------------------------------------------------------------------
Michael J. Blodnick      2,915          2.23 %      $13.63   1/26/05     $10,990       $24,253
-------------------------------------------------------------------------------------------------

William L. Bouchee       2,915          2.23 %      $13.63   1/26/05      10,990        24,253
-------------------------------------------------------------------------------------------------

James H. Strosahl        2,915          2.23 %      $13.63   1/26/05      10,990        24,253
=================================================================================================

---------------

(1) The potential realizable value portion is based on the assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the five-year option term. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price performance.

(2) The options were granted on January 26, 2000 and vest over two years from the date of grant. The Company's stock option plan is administered by a Committee of the Board of Directors, which determines to whom options are granted, as well as the number of shares and the exercise price. Options are granted at the fair market value and are exercisable for a period up to five years. Options may be exercised for a period of 90 days following termination of employment and for one year following death or disability, or upon the original expiration date, whichever is earlier.

(3) The exercise price was based on the market price of the Common Stock on the date of grant.

        Option Exercises. The following table sets forth certain information concerning exercises of stock options under the stock option plans by the named executive officers during the year ended December 31, 2000, and stock options held at year-end.

=================================================================================================

                        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                   AND YEAR END OPTION VALUES
=================================================================================================
                                                    Number of                  Value of
                                                   Unexercised         Unexercised In-the-Money
                      Shares                  Options at 1/12/01(1)            Options at
                    Acquired on     Value                                     Year End(2)
       Name        Exercisable(1) Realized
                                             ----------------------------------------------------
                                             Exercisable Unexercisable Exercisable Unexercisable
-------------------------------------------------------------------------------------------------
Michael J. Blodnick     0           $ 0       26,993        2,915         $ 3,721       $0
-------------------------------------------------------------------------------------------------

William L. Bouchee      0           $ 0       26,993        2,915         $ 2,181       $0
-------------------------------------------------------------------------------------------------

James H. Strosahl       0           $ 0       20,417        2,915          $3,721       $0
=================================================================================================

(1) The share amounts have been adjusted to reflect all stock splits and stock dividends on Glacier stock.

(2) The average of the high and low sales prices of a share of Common Stock as reported on the NASDAQ National Market System on December 29, 2000 was $12.31. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock options.


EMPLOYMENT ARRANGEMENTS

        Below are summaries of certain agreements between executive officers listed in the compensation table and the Company or its subsidiaries. These summaries are qualified in their entirety by the individual agreements.


        BLODNICK EMPLOYMENT AGREEMENT

         During calendar year 2000, Mr. Blodnick's employment was governed by an employment agreement dated August 31, 1996. The Agreement terminated annually on August 31 and was renewable on an annual basis on the anniversary date, and each anniversary date thereafter, upon recommendation of the Board of Directors, unless certain advance notice is given, or upon a change in control (as defined), in which case the agreement was to be automatically extended for an additional year. Under the agreement, Mr. Blodnick was entitled to receive a minimum annual base salary, to be adjusted, as appropriate, by the Compensation Committee. The agreement provided that, subsequent to a change in control, if Mr. Blodnick is discharged otherwise than for cause (as defined) or resigns for good reason, e.g., a significant diminution of responsibility or adverse change in working conditions, then he is entitled to his full compensation for three years. In addition, the agreement restricted Mr. Blodnick from competing with the Company or its subsidiaries during the term of the agreement.

        Effective January 1, 2001, the Company entered into a one-year employment agreement with Mr. Blodnick. The agreement provides for an annual salary, with subsequent increases subject to the Boards' review of Mr. Blodnick's compensation and performance. Incentive compensation is to be determined by the Board, and any bonus will be payable not later than January 31 of the year following the year in which the bonus is earned. The agreement provides that if Mr. Blodnick's employment is terminated by the Company within three years following a change of control (or in some circumstances following the announcement of a change of control that subsequently occurs) otherwise than for cause (as defined in the agreement), Mr. Blodnick will be entitled to receive the greater of (i) the compensation and benefits he would have been entitled to for the remainder of the term of the agreement, or (ii) an amount equal to 2.99 times his then current annual salary, plus continued employment benefits for 2.99 years following termination. This amount (2.99 times annual salary plus continuation of benefits) would also be payable if Mr. Blodnick terminates his employment within three years of a change of control. The agreement also restricts Mr. Blodnick from competing with the Company or its subsidiaries during the term of the agreement and for a three year period following his termination of employment.


        STROSAHL EMPLOYMENT AGREEMENT

        During calendar year 2000, the Company had an employment agreement with Mr. Strosahl. This agreement was for an initial one year term, which was extended each year for an additional year upon the review and approval of the Board, and provided for severance benefits payable to Mr. Strosahl if he was improperly terminated or voluntarily terminated his employment for good reason following a change in control of the Company. Mr. Strosahl was entitled to receive an annual salary, to be adjusted, as appropriate, by the Compensation Committee. In the event of termination after a change in control, as defined in the agreement, Mr. Strosahl would have been entitled to receive two times his annual compensation payable over 24 months.

        Effective January 1, 2001, the Company entered into a one-year employment agreement with Mr. Strosahl. The agreement provides for an annual salary, with subsequent increases subject to the Board's review of Mr. Strosahl's compensation and performance. Incentive compensation is to be determined by the Board, and any bonus will be payable not later than January 31 of the year following the year in which the bonus is earned. The agreement provides that if Mr. Strosahl's employment is terminated by the Company within three years following a change of control (or in some cases following the announcement of a change of control that subsequently occurs) otherwise than for cause (as defined in the agreement), Mr. Strosahl will be entitled to receive the greater of (i) the compensation and benefits he would have been entitled to for the remainder of the term of the agreement, or (ii) an amount equal to two times his then current annual salary, plus continued employment benefits for two years following termination. This amount (two times annual salary plus continuation of benefits) would also be payable if Mr. Strosahl terminates his employment within three years of a change of control. The agreement also restricts Mr. Strosahl from competing with the Company or its subsidiaries during the term of the agreement and for a two year period following his termination of employment.


DEFERRED COMPENSATION PLAN

        In December, 1995, the Board of Directors adopted a Deferred Compensation Plan ("DCP") for directors and certain officers and key employees, as designated by resolution of the Board of Directors. The DCP generally provides for the deferral of certain taxable income earned by participants in the DCP. Non-employee directors may elect to have any portion of his or her director's fees deferred. Designated officers or key employees may elect to defer annually under the DCP up to 25% of his or her salary to be earned in the calendar year, and up to 100% of any cash bonuses.


SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

        In December, 1995, the Board of Directors adopted a nonqualified and nonfunded Supplemental Executive Retirement Plan ("SERP") for senior executive officers. The SERP is intended to supplement payments due to participants upon retirement under the Company's other qualified plans. The SERP generally provides that the Company will credit a qualified participant's account on an annual basis, an amount equal to employer contributions that would have otherwise been allocated to the executive's accounts under the tax-qualified plans were it not for limitations imposed by the Internal Revenue

Service, or participation in the deferred compensation plan. Messrs. Blodnick, Bouchee and Strosahl are all participants in the SERP. Messrs. Blodnick, Bouchee and Strosahl received an allocation under the plan in the amounts of $4,573, $1,591 and $714, respectively, for the fiscal year 2000.


1989 INCENTIVE STOCK OPTION PLAN

        In 1989, the Company adopted and the shareholders approved the 1989 Incentive Stock Option Plan, which authorized the grant and issuance of 316,151 shares of Common Stock (as adjusted for subsequent stock splits and dividends) to key employees of the Company. At December 31, 2000, all options to purchase shares under the 1989 Plan have been granted and no shares remain available for future grants. The 1989 Plan has been supplemented by the 1995 Employee Stock Option Plan as described below.


1995 EMPLOYEE STOCK OPTION PLAN

        At the 1995 Annual Meeting, the shareholders adopted the 1995 Employee Stock Option Plan. The 1995 Plan is administered by the Board of Directors (or a Committee appointed by the Board). It allows stock options to be granted to key employees of the Company in any combination up to an aggregate of 507,779 shares of Company Common Stock, subject to appropriate adjustments for any stock splits, stock dividends, or other changes in the capitalization of the Company. The 1995 Plan provides for the issuance of options that qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, and nonqualified stock options.

        At the 1999 Annual Meeting, the shareholders approved amendments to the 1995 Plan, increasing the number of shares available under the 1995 Plan by 600,000, to an aggregate of 1,107,779 shares and allowing for the cashless exercise of stock options, subject to the Company's approval. As of December 31, 2000, options to purchase an aggregate of 438,040 shares have been granted and 669,739 remain available for further grant.

                            REPORT OF AUDIT COMMITTEE

        The Audit Committee has met and held discussions with management and the Company's independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        Our independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

        Based on the Committee's review of the audited consolidated financial statements and the various discussions with management and the independent accountants noted above, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.


                      AUDIT COMMITTEE MEMBERS - FISCAL 2000

    Everit A. Sliter (Chairperson) -- Allen J. Fetscher -- L. Peter Larson
           John S. MacMillan -- F. Charles Mercord -- Harold Tutvedt


                        REPORT OF COMPENSATION COMMITTEE

        Below is our report of the Compensation Committee of the Board. The Compensation Committee is comprised of non-employee directors and is responsible for establishing and administering the Company's executive compensation program and general compensation policies and incentive plans. This report is specific to compensation during the fiscal year 2000; however, the Compensation Committee does not intend to dramatically alter its basic philosophies and objectives in the near future.

        The Company, acting through the Compensation Committee, believes compensation of its executives and other key personnel should reflect and support the goals and strategies of the Company.

        COMPENSATION PHILOSOPHY, OBJECTIVES AND STRUCTURE. The Compensation Committee's principal objectives in determining compensation are to attract, reward and retain key executive officers, to motivate executive officers to perform to the best of their abilities, and to achieve short-term and long-tern corporate objectives that will contribute to the overall goal of enhancing shareholder value. To further these objectives, the Compensation Committee has adopted the following policies:

        - We will compensate competitively with our peer groups and similarly performing financial companies.

        - Our performance at the corporate, subsidiary and individual executive officer level will determine a significant portion of compensation, with due regard to financial performance relative to peer groups.

        - Attaining realizable but challenging objectives will determine performance-based compensation.

        - We will encourage executive officers to hold substantial long-term equity stakes in the Company, so that their interests will coincide with the interests of our shareholders; accordingly, stock options will constitute a significant portion of compensation.

Elements of our compensation of executive officers are:

        -  Base salary and bonuses;

        -  Incentive compensation in the form of stock options;

        -  Our Deferred Compensation Plan; and

        - Other compensation and benefits generally available to all employees, such as health, life and disability insurance and Company contributions under our 401(k) and pension plans.

        The Compensation Committee believes that our goals are best supported by attracting and retaining well-qualified executive officers and other employees through competitive compensation arrangements, with emphasis on rewards for outstanding contributions to our success, and with a special emphasis on aligning the interests of our executive officers and other employees with those of our shareholders.

        COMPENSATION OF CHIEF EXECUTIVE OFFICER

        The Chief Executive Officer's compensation is based on an evaluation of several performance factors. Where possible, objective measurements are used with heavy emphasis on the Company's financial results. In addition, a number of subjective evaluations of performance are used, including but not limited to general leadership qualities, effective management of the Company's human resources, and the ability to anticipate and prepare for future opportunities and challenges.

        These evaluations and independent survey data are used to establish the total compensation to be paid to Mr. Blodnick. Mr. Blodnick's incentive compensation is based, among other things, on his performance of his duties and the safety, soundness and profitability of the Company. The bonus will reflect Mr. Blodnick's contribution to the performance of the Company during the year, also taking into account the nature and extent of incentive bonuses paid to comparable senior officers at the Company.

        Based on its evaluation of the foregoing factors, the Compensation Committee has in recent years recommended increases in the amount of Mr. Blodnick's compensation. However, Mr. Blodnick has declined any salary increase during the years 1998 through 2000, and he requested that the amount of his 1998 annual bonus be reduced in calendar years 1999 and 2000.


                         COMPENSATION COMMITTEE MEMBERS

     Harold Tutvedt (Chairperson) -- Allen J. Fetscher -- Fred J. Flanders
L. Peter Larson -- John S.MacMillan -- F. Charles Mercord -- Everit A. Sliter

                             STOCK PERFORMANCE GRAPH

        The following graphs compare the yearly cumulative total return of the Common Stock over both a five-year and ten-year measurement period with (i) the yearly cumulative total return on the stocks included in the Standard & Poor's ("S&P") 500 Composite Index and (ii) the SNL Bank Index comprised of banks between $500M-$1B. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.

--------------------------------------------------------------------------------
                     GLACIER BANCORP STOCK PRICE PERFORMANCE
                             FIVE-YEAR PERFORMANCE
--------------------------------------------------------------------------------


                              [PERFORMANCE GRAPH]





                                                   PERIOD ENDING
                          ----------------------------------------------------------------
INDEX                       12/31/95   12/31/96  12/31/97   12/31/98  12/31/99   12/31/00
------------------------------------------------------------------------------------------
Glacier Bancorp, Inc.         100.00     137.03    215.22     213.04    177.43     155.63
S&P 500                       100.00     122.86    163.86     210.64    254.97     231.74
SNL $500M-$1B Bank Index      100.00     125.01    203.22     199.81    184.96     177.04

--------------------------------------------------------------------------------
                     GLACIER BANCORP STOCK PRICE PERFORMANCE
                              TEN-YEAR PERFORMANCE
--------------------------------------------------------------------------------



                              [PERFORMANCE GRAPH]



                                                                         PERIOD ENDING
                               --------------------------------------------------------------------------------------------------
INDEX                           12/31/9012/31/91 12/31/92 12/31/93 12/31/94 12/31/9512/31/96 12/31/97 12/31/98 12/31/9912/31/00
---------------------------------------------------------------------------------------------------------------------------------
Glacier Bancorp, Inc.             100.00  175.04   308.84   371.75   333.70   464.55   636.56   999.80   989.71  824.28   722.98
S&P 500                           100.00  130.47   140.41   154.56   156.60   215.44   264.70   353.03   453.81  549.31   499.28
SNL $500M-$1B Bank Index          100.00  118.74   168.59   211.51   225.80   299.79   374.77   609.22   599.00  554.49   530.75

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

        The following table sets forth information with respect to the executive officers who are not directors or nominees for director of the Company, and executive officers and directors as a group. All executive officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors.

                                                                           Amount and Nature of
                                                                         Beneficial Ownership of
                                                                            Common Stock as of
Name and Age                    Position                                     January 12, 2001*
------------                    --------                                 -----------------------
James H. Strosahl, 59           Executive Vice President, Chief                   54,179(1)
                                Financial Officer, Secretary and                   0.47%
                                Treasurer of the  Company; Senior Vice
                                President and Chief Financial Officer
                                of Glacier Bank; employed since 1993

Executive officers and                                                         1,650,947(2)
directors as a group                                                              14.42%
(12 individuals)

---------------------

 * Share amounts have been adjusted to reflect all stock splits and stock dividends on Glacier stock.

(1) Includes 20,999 shares held jointly with Mr. Strosahl's wife with whom voting and dispositive power is shared; 12,763 shares held in an IRA account; and 20,417 shares which could be acquired within 60 days by the exercise of stock options

(2) Includes 132,601 shares held by executive officers and directors as a group, which could be acquired within 60 days by the exercise of stock options.

BENEFICIAL OWNERS

        The following table includes information concerning the only persons or entities, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 ("Exchange Act"), who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock on the Annual Meeting record date.

                                                Amount and Nature
Name and Address of                               of Beneficial
Beneficial Owner                                   Ownership(1)           Percent of Class
-------------------                             -----------------         ----------------
T. Rowe Price Associates, Inc.                     1,038,960(2)                  9.0%
100 E. Pratt Street
Baltimore, Maryland  21202

(1) Pursuant to rules promulgated by the Securities and Exchange Commission under the Exchange Act, a person or entity is considered to beneficially own shares of common stock if the person or entity has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares.

(2) Based on an amended Schedule 13G filed under the Exchange Act. These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

                          TRANSACTIONS WITH MANAGEMENT

CERTAIN TRANSACTIONS

        Jordahl & Sliter, a certified public accounting firm in which Everit A. Sliter is a partner, performs tax services for the Company in the ordinary course of business. The Company believes that these services have been provided on terms which are no less favorable than which could have been obtained in dealings with non-affiliates and that any future transactions will be conducted on such basis.

EMPLOYEE LOAN PROGRAM

        Federal regulations require that all loans or extensions of credit to executive officers and directors of the Company and the Subsidiaries must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other nonaffiliated persons and must not involve more than the normal risk of repayment or present other unfavorable features. The regulations authorize that a bank may make extensions of credit pursuant to a benefit or compensation program that (i) is available to all employees of the bank or its affiliates; and (ii) does not give preference to any insider over other employees of the bank or its affiliates. The regulations govern the amount of credit that a bank may extend to an insider, and, in those instances where the loan exceeds the allowed limit, requires that (i) the loan be approved by a majority of the board of directors; and (ii) the insider abstain from participating directly or indirectly in the voting.

        The Company has adopted an Employee Loan Program, providing that loans be made to executive officers and directors and all other employees of the Company and its Subsidiaries on equal terms. Set forth below is certain information as of December 31, 2000 relating to loans which, in the aggregate, exceed $60,000 and which were made on preferential terms, as explained above, to executive officers and directors of the Company. All loans are secured by real estate, except as noted. The table does not include loans which have been made on the same terms, including interest rates and collateral, as those made to non-affiliated parties and which in the opinion of management do not involve more than the normal risk of repayment or present other unfavorable features.

                                          Largest
                                         Aggregate
                                       Amount during
                      Nature of          January 1,
                     Transaction          2000 to         Balance at     Interest    Note Rate at
                         and            December 31,     December 31,     Rate to    December 31,
       Name          Indebtedness          2000              2000       Employee(1)    2000(2)
       ----         --------------     -------------     ------------   -----------  ------------
John S. MacMillan   First                $98,493          $96,996          5.85%        8.85%
Chairman            Mortgage on
                    primary
                    residence
                    Home Equity           71,462           65,836          7.00%       10.00%
                    Line (2nd)

F. Charles          First                133,380          125,754          5.49%        8.78%
Mercord,            Mortgage on
Director            primary
                    residence
                    Home Equity           56,357           54,257          9.50%       10.50%
                    Line (2nd)

                                          Largest
                                         Aggregate
                                       Amount during
                      Nature of          January 1,
                     Transaction          2000 to         Balance at     Interest    Note Rate at
                         and            December 31,     December 31,     Rate to    December 31,
       Name          Indebtedness          2000              2000       Employee(1)    2000(2)
       ----         --------------     -------------     ------------   -----------  ------------
Everit A. Sliter,   First                $75,230          $69,160          5.85%        9.21%
Director            Mortgage on
                    primary
                    residence

James H. Strosahl,  First               151,289          142,146           5.85%        8.78%
Executive Vice      Mortgage on
President, CFO,     primary              34,068           10,068           9.50%        9.50%
Treasurer and       residence
Secretary           Home Equity
                    Line (2nd)

(1) This reflects borrowing to finance home improvements or to purchase homes and is 1% above Glacier Bank's cost of money. For Home Equity Line, the rate charged is 1% less than the rate charged to non-employees.


(2) This will become the applicable interest rate if the officer or director's employment with the Company is resigned or otherwise terminated.


                COMPLIANCE WITH SECTION 16(a) FILING REQUIREMENTS

        Section 16(a) of the Securities Exchange Act of 1934 requires that all of our executive officers and directors and all persons who beneficially own more than 10 percent of our common stock file reports with the Securities and Exchange Commission regarding beneficial ownership of Company stock. We have adopted procedures to assist our directors and executive officers in complying with the Section 16(a) filings.

        Based solely on our review of the copies of the filings which we received for the fiscal year ended December 31, 2000, or written representations from certain reporting persons, we believe that all reporting persons made all filings required by Section 16(a) on a timely basis, except that Mr. Allen J. Fetscher inadvertently failed to file a statement of change in beneficial ownership on Form 4 to report a transaction in October 2000; a Form 5 reporting such change in beneficial ownership was filed on January 24, 2001.


                                    AUDITORS

        KPMG LLP, independent auditors, performed the audit of our consolidated financial statements, which include our subsidiaries, for the year ended December 31, 2000. A representative of KPMG LLP will be present at the Annual Meeting and will be available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires.


FEES PAID TO INDEPENDENT AUDITORS

        During the fiscal year ended December 31, 2000, fees paid to our independent auditors, KPMG LLP, consisted of the following:

        Audit Fees. Audit fees billed to us by KPMG LLP for the audit of the 2000 annual financial statements, and the reviews of the 2000 quarterly reports on Form 10-Q, and audits of the Company's benefit plans totaled approximately $126,947.

        Financial Information Systems Design and Implementation Fees. We did not engage KPMG LLP to provide advice regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

        All Other Fees. Fees billed to us by KPMG LLP during our 2000 fiscal year for all other non-audit services rendered to us, including tax related services totaled $151,113. Non-audit services include review of the Company's registration statement on Form S-3, Form S-4, and Form S-8 and the issuance of related comfort letters.

        For the fiscal year 2000 the Board considered and deemed the services provided by KPMG LLP was compatible with maintaining the principal accountant's independence.


                                 OTHER BUSINESS

        The Board knows of no other matters to be brought before the shareholders at the Annual Meeting. If other matters are properly presented for a vote at the Annual Meeting, the proxy holders will vote shares represented by properly executed proxies in their discretion in accordance with their judgment on such matters.


                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

        Proposals of shareholders intended to be presented at the 2002 annual shareholder's meeting must be received by the Secretary of the Company before November 27, 2001, for inclusion in the 2002 proxy statement and form of proxy. In addition, if the Company receives notice of a shareholder proposal after February 10, 2002, the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such shareholder proposal.


                          ANNUAL REPORT TO SHAREHOLDERS

        ANY SHAREHOLDER MAY OBTAIN WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934 FOR THE YEAR ENDED DECEMBER 31, 2000, INCLUDING FINANCIAL STATEMENTS. Written requests for the Form 10-K should be addressed to James H. Strosahl, Corporate Secretary, at 49 Commons Loop, Kalispell, Montana 59901.



March 27, 2001                          BY ORDER OF THE BOARD OF DIRECTORS



                                        James H. Strosahl, Secretary

                                                                      APPENDIX A



                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER



I.      PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

- Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

- Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

- Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this Charter.


II.     COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with financial and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.    MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with IV.4. below.


IV.     RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3. Review the regular internal reports to management prepared by the internal auditing department and management's response.

4. Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

Financial Reporting Processes

8. In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

9. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

10. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

Process Improvement

11. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

12. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

13. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

14. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance

15. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

16. Review management's monitoring of the Corporation's compliance with the organization's Ethical Code, and ensure that management has the proper review system in place to ensure that Corporation's financial statement, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

17. Review activities, organization structure, and qualifications of the internal audit department.

18. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

19. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

20. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                              GLACIER BANCORP, INC.
                                      PROXY
                       PLEASE SIGN AND RETURN IMMEDIATELY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints John S. MacMillan and Michael J. Blodnick and each of them (with full power to act alone), my Proxies, with full power of substitution as Proxy, and hereby authorize Messrs. MacMillan and Blodnick to represent and to vote, as designated below, all the shares of common stock of Glacier Bancorp, Inc., held of record by the undersigned on March 6, 2001, at the Annual Meeting of Shareholders to be held on April 25, 2001, or any adjournment of such Meeting.

1.      ELECTION OF DIRECTORS

        A. I vote FOR all nominees listed below (except as marked to the contrary below) [ ]

               I WITHHOLD AUTHORITY to vote for any individual nominee whose name I have struck a line through in the list below:

               Allen J. Fetscher -- John S. MacMillan -- F. Charles Mercord -- Ralph K. Holliday

        B.     I WITHHOLD AUTHORITY to vote for all nominees listed above. [ ]


2. WHATEVER OTHER BUSINESS may properly be brought before the Meeting or any adjournment thereof.

        THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" AND WILL BE VOTED "FOR" THE PROPOSALS LISTED UNLESS AUTHORITY IS WITHHELD OR A VOTE AGAINST OR AN ABSTENTION IS SPECIFIED, IN WHICH CASE THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION SO MADE.

        Management knows of no other matters that may properly be, or which are likely to be, brought before the Meeting. However, if any other matters are properly presented at the Meeting, this Proxy will be voted in accordance with the recommendations of management.

        The Board of Directors recommends a vote "FOR" the listed proposals.


                      , 2001                                        , 2001
----------------------                        ----------------------


----------------------------------            ----------------------------------
Signature of Shareholder                      Signature of Shareholder



                           ALL JOINT OWNERS MUST SIGN.

 WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE
           GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN.